                                                                     EXHIBIT 21
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Subsidiaries of the Company, as of March 19, 1999

                                                                     % owned by
                                                     Organized under immediate
                     Subsidiary                          laws of       parent
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Baxter International Inc............................ Delaware
 Baxter Healthcare Corporation...................... Delaware            100
    Baxter Pharmaceutical Products Inc.............. Delaware            100
    Nextran Inc..................................... Delaware            100
    RMS Disease Management Inc...................... Delaware          97.39
 Baxter World Trade Corporation..................... Delaware            100
    Baxter Pharmacy Services Corporation............ Delaware            100(3)
      Baxter Caribe Inc............................. Delaware            100
      Baxter Healthcare Corporation of Puerto Rico.. Alaska              100
      Baxter Sales and Distribution Corp............ Delaware            100
    Baxter Biotech Holding AG....................... Switzerland          75(2)
      Baxter Biotech Technology S.a.r.l............. Switzerland         100(1)
      Baxter Healthcare Pte. Ltd.................... Singapore           100
        Baxter World Trade S.A...................... Belgium           46.21(2)
      Baxter Healthcare S.A......................... Panama              100
        Baxter World Trade S.A...................... Belgium           53.78(2)
      Immuno International AG....................... Switzerland         100
        Immuno--Canada Ltd.......................... Canada              100
        Immuno Aktiengesellschaft................... Austria             100(1)
      Baxter Hemoglobin Therapeutics S.A............ France              100(1)
    Baxter Corporation.............................. Canada              100
    Baxter Deutschland GmbH......................... Germany             100
    Baxter Edwards AG............................... Switzerland         100
      Baxter S.A.................................... Spain             99.99(2)
    Baxter Export Corporation....................... Nevada              100
    Baxter Healthcare (Holdings) Limited............ United Kingdom    99.99(2)
      Baxter Healthcare Limited..................... United Kingdom    99.99(2)
    Baxter Healthcare Pty. Ltd...................... Australia         99.99(2)
    Baxter Limited.................................. Japan               100
    Baxter Representacoes Ltda...................... Brazil              100(1)
      Baxter Hospitalar Ltda........................ Brazil            85.21(2)
    Baxter, S.A..................................... Belgium           98.43(2)
      Baxter S.A.................................... France            64.58(2)
    Baxter S.A. de C.V.............................. Mexico             99.9(2)
    Baxter SpA...................................... Italy             98.98(2)
      Bieffe Medital SpA............................ Italy                99
    Laboratorios Baxter S.A. (Colombia)............. Delaware            100
 Baxter Hemoglobin Therapeutics Inc................. Delaware            100
 Baxter Biotech Worldwide Ltd....................... Delaware            100
 Baxter Biotech Holding AG.......................... Switzerland          25(2)
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Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary. All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.

                                   * * * * *

(1) Including director's qualifying and other nominee shares.
(2) Remaining shares owned by the Company, or other subsidiaries of the Company.
(3) Of common stock, with preferred stock held by Baxter Healthcare
    Corporation.

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